UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 28, 2011

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 345
Denver, CO 80202	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  303-293-5563

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  As previously reported, on February 8, 2011, Daniel M. Quinn, Guaranty Bancorp’s (the “Company”) Chairman, Chief Executive Officer and President, notified the Company of his intention to resign from the Company and Guaranty Bank and Trust Company (the “Bank”) effective as of the date of the Company’s 2011 Annual Meeting of Stockholders.

On February 16, 2011, the Compensation, Nominating and Governance Committee (the “CNG Committee”) of the Board of Directors (the “Board”) of the Company met to review and discuss the potential payment of bonuses under the Company’s Executive Cash Incentive Plan (the “ECIP”), for the Company’s 2010 fiscal year, in particular with respect to Mr. Quinn and Paul W. Taylor, the Company’s Executive Vice President, Chief Financial and Operating Officer and Secretary.

With respect to Mr. Quinn, given the desire to facilitate the management transition to a new CEO, the CNG Committee determined, with the concurrence of the independent directors of the Board, to award a cash bonus under the ECIP subject to Mr. Quinn agreeing to certain retention arrangements in connection with his announced resignation (as further described below).

With respect to Mr. Taylor, to incentivize him to stay with the Company, the CNG Committee determined, with the concurrence of the independent directors of the Board, to award a cash bonus under the ECIP subject to Mr. Taylor agreeing to certain retention arrangements (as further described below).

Pursuant to the ECIP, eligible participants may receive incentive awards of cash upon the achievement of certain quantitative and qualitative performance goals.  Participation levels under the ECIP are expressed as a percentage of base salary for each of the “threshold”, “target” and “maximum” quantitative performance levels.  For 2010, the following quantitative performance measures and related targets, along with the respective weights of such targets, were established by the CNG Committee:

		% of Target Payout and Targets
Weight	Performance Measures	25%	50%	75%	100%

50%	Classified Assets/Capital & ALLL	75%	70%	65%	55%

25%	4th Quarter Net Interest Margin	3.80%	3.90%	4.0%	4.10%

25%	Reduction in Non-Core Deposits	20%	25%	30%	35%

In addition, a performance multiplier of 1.2x is applied, i.e., enhancing the overall quantitative quotient above by 1.2x, if the Company’s regulatory composite CAMELS rating improves.

The following are the participation levels that were approved by the CNG Committee for 2010:

Achievement Level (% of Total Targets)
Executive Officer	Target Performance — 100% of Total Targets	Maximum Performance — Over 100% of Total Targets

Daniel M. Quinn	100% of Base Salary	Committee Discretion
Paul W. Taylor	80% of Base Salary	CEO/Committee Discretion

For 2010, the “Classified Assets/Capital & ALLL” performance measure was achieved at the 25% Target Payout level and the “Reduction in Non-Core Deposits” performance measure was achieved at the 100% Target Payout level, while the “4th Quarter Net Interest Margin” performance measure was not achieved.  In addition, the performance multiplier of 1.2x was also triggered.  In the aggregate, a 45% payout level was achieved under the quantitative performance measures.  Accordingly, under the quantitative performance measures for 2010, Mr. Quinn was eligible for a $202,500 cash bonus and Mr. Taylor was eligible for a $108,000 cash bonus.  However, under the ECIP, awards earned on the basis of the quantitative performance measures may be increased or decreased by the CNG Committee based on the achievement of qualitative performance measures.

The CNG Committee established the following qualitative performance measures for 2010:

(1)          Achieve budgeted net income

(2)          Maintain the December 31, 2009 ALLL to non-performing loans ratio at 87%

(3)          Achieve budgeted core deposit growth

(4)          Individual contributions to the Company’s performance

For 2010, the first two qualitative measures were not achieved while the third qualitative measure was achieved.

In addition, for 2010, awards under the ECIP were subject to disqualification if the Company and the Bank did not comply with the Written Agreement, dated January 22, 2010, by and among the Company, the Bank, the Federal Reserve Bank of Kansas City and the State of Colorado Division of Banking.  The Company and the Bank are currently, and during 2010 were, in compliance with the Written Agreement.

Given the circumstances of Mr. Quinn’s announced resignation and the CNG Committee’s discretion to increase or decrease awards under the ECIP based on the achievement or non-achievement of qualitative performance measures, the CNG Committee determined, with the concurrence of the independent directors of the Board, to award the cash bonuses to each of Messrs. Quinn and Taylor subject to the negotiation of certain retention arrangements with Messrs. Quinn and Taylor.  In making such determination with respect to Mr. Quinn, the CNG Committee and the independent directors of the Board believed Mr. Quinn is a critical part of the management transition to a new CEO.  In making such determination with respect to Mr. Taylor, the CNG Committee and the independent directors of the Board believed it was important to incentivize Mr. Taylor to stay with the Company since they believe he is critical to the Company’s future success.

On February 28, 2011, the Company entered into a transition retention agreement with Mr. Quinn and a retention agreement with Mr. Taylor, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference. The following descriptions of the agreements do not purport to be complete and are qualified in their entirety by reference to such agreements.

With respect to Mr. Quinn, the agreement provides that the Company will pay the cash bonus of $202,500 under the ECIP; however, Mr. Quinn agrees to repay 100% of the bonus, less any unrecoverable taxes or other withholdings imposed on the bonus, (1) within thirty (30) days following the termination date of his employment with the Company if he chooses to terminate his employment prior to the Company’s 2011 Annual Meeting of Stockholders or (2) if any necessary regulatory non-objections or approvals are not obtained with respect to the arrangements under the agreement.  In addition, as a further inducement for Mr. Quinn to remain in his position as Chairman, Chief Executive Officer and President through the Company’s 2011 Annual Meeting of Stockholders, the Company has agreed to accelerate the vesting of the 95,339 shares of restricted stock awards granted to Mr. Quinn in August 2010, whereby all 95,339 shares shall vest as of the date of the Company’s 2011 Annual Meeting of Stockholders, subject to any required notice, non-objection or approval of the Company’s and the Bank’s regulators. Mr. Quinn is also subject to a non-solicitation covenant with respect to the Company’s and Bank’s employees and customers (as further specified in the agreement) for nine months following the termination of his employment.

With respect to Mr. Taylor, the agreement provides that the Company will pay the cash bonus of $108,000 under the ECIP; however, Mr. Taylor agrees to repay 100% of the bonus, less any unrecoverable taxes or other withholdings imposed on the bonus, (1) within thirty (30) days following the termination date of his employment with the Company if he chooses to terminate his employment prior to December 31, 2011 or (2) if any necessary regulatory non-objections or approvals are not obtained with respect to the arrangements under the agreement.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

10.1	Transition Retention Letter, dated February 28, 2011, between Daniel M. Quinn and the Company

10.2	Retention Letter, dated February 28, 2011, between Paul W. Taylor and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

	By:	/s/ Paul W. Taylor
Name: Paul W. Taylor
Title: Executive Vice President, Chief
Financial and Operating Officer and Secretary

Date: February 28, 2011